                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               HUFFY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               HUFFY CORPORATION
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                             HUFFY CORPORATION LOGO

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

To our Shareholders:

     It is a pleasure to invite you to attend your Company's 2000 Annual Meeting of Shareholders which will be held this year on Thursday, April 27, 2000, at 10:00 a.m., Eastern Daylight Time, in the Daytonian Ballroom of the Doubletree Hotel, 11 South Ludlow Street, Dayton, Ohio.

     I hope you will be able to join us. Prior to and immediately following the meeting, various company products and services will be exhibited. For your convenience, a map of the area and directions to the meeting are enclosed.

     If you plan to attend the meeting an admission ticket will be required and is attached to the proxy card. Please indicate the number attending from your immediate family. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

     Formal Notice of the Meeting and Proxy Statement accompany this letter. Whether or not you plan to be at the meeting, it is important to exercise your right to vote. Please vote your preferences on the enclosed proxy card and sign, date and return it promptly in the envelope provided so that your shares will be represented. I look forward to seeing you at the meeting.

Sincerely,

/s/ Don R. Graber

Don R. Graber
Chairman of the Board

                             HUFFY CORPORATION LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

     The Annual Meeting of Shareholders of Huffy Corporation (the "Company"), an Ohio corporation, will be held in the Daytonian Ballroom of the Doubletree Hotel, 11 South Ludlow Street, Dayton, Ohio on Thursday, April 27, 2000, at 10:00 a.m. Eastern Daylight Time for the following purposes:

     1. To elect three Directors to serve for terms of three years;

     2. To approve an amended and restated Code of Regulations of the Corporation to (i) permit the electronic and telephonic solicitation, delivery and appointment of proxies in accordance with and to the extent permitted under Ohio law, and (ii) permit the Board of Directors to establish the number of directors at not less than four but no more than fourteen;

     3. To ratify the appointment of KPMG LLP as independent public accountants for 2000;

     4. To consider one shareholder proposal that has been presented to the Company for consideration by shareholders as properly may be brought before the Annual Meeting; and

     5. To transact such other business as properly may be brought before the Annual Meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on February 29, 2000, are entitled to vote at the meeting or any adjournment(s) thereof.

                                                   By Order of the Board of
                                                   Directors

                                                   /s/ Nancy A. Michaud
                                                   Nancy A. Michaud
                                                   Secretary
Dayton, Ohio
March   , 2000

     ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER YOU EXPECT TO ATTEND OR NOT, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE TO SAVE THE COMPANY THE EXPENSE OF FOLLOW-UP LETTERS AND TELEPHONE CALLS.

                               HUFFY CORPORATION
                                 225 BYERS ROAD
                             MIAMISBURG, OHIO 45342

                                PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 27, 2000

                                                                  MARCH   , 2000

                              GENERAL INFORMATION

PERSONS MAKING THE SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Huffy Corporation (the "Company") to be used at the Annual Meeting of Shareholders to be held on April 27, 2000, and any adjournment(s) of such meeting. This Proxy Statement and the accompanying proxy
card were first mailed to Shareholders on or about March   , 2000. The Company
will bear the cost of soliciting proxies and will, upon request, reimburse banks, brokerage houses and other institutions for their expenses in forwarding proxy materials to their principals. Directors, Officers and employees of the Company may solicit proxies personally from some Shareholders if proxies are not received promptly. In addition, the Company has retained Morrow & Co. to assist in the solicitation of proxies for which the Company will pay fees estimated to total $5,500.

VOTING SECURITIES

     The authorized voting capital stock of the Company consists of 60,000,000 shares of Common Stock, $1.00 par value, of which there were shares issued and outstanding as of February 29, 2000, which is the record date for the determination of the holders of Common Stock entitled to receive notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote.

ACTIONS TO BE TAKEN BY HOLDERS OF PROXIES

     Unless otherwise directed by the person giving the proxy, all properly executed proxies will be voted: (1) for the election of W. Anthony Huffman, Donald K. Miller and Joseph P. Viviano for three year terms expiring in the year 2003; (2) in favor of approving amendments to the Corporation's Code of Regulations to (i) permit the electronic and telephonic solicitation, delivery and appointment of proxies in accordance with and to the extent permitted under Ohio law, (ii) permit the Board of Directors to establish the number of directors at not less than four but no more than fourteen; (3) in favor of ratification of the appointment of KPMG LLP as independent public accountants for the Company for 2000; (4) against the shareholder proposal; and (5) at the discretion of the holders of the proxies, in the transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

     The holders of the proxies may, in their discretion, vote for substitute nominee(s) designated by the Board of Directors, or take other legally permissible action in the event that any nominee becomes unable to serve for any reason presently unknown.

     A proxy may be revoked at any time before exercise by written notice to the Company bearing a later date than the proxy, by submission of a later dated proxy, or by voting in person in open meeting (although presence at the Annual Meeting will not in and of itself constitute revocation of the proxy). Any written notice revoking a proxy should be sent to Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342, Attention: Nancy A. Michaud, Secretary.

                             ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes. The Board of Directors of the Company recommends that three Directors be elected each for a three year term expiring in 2003. The Board of Directors of the Company currently has nine Directors: three whose terms expire in 2000, three whose terms expire in 2001, and three whose terms expire in 2002. W. Anthony Huffman, Donald K. Miller and Joseph P. Viviano, whose terms expire in 2000, have each been recommended by the Nominating and Governance Committee of the Board of Directors and nominated by the Board of Directors for election to the Board of Directors for a three year term expiring in 2003.

     Under Ohio law, if a Shareholder gives written notice to the President, a Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the Annual Meeting, that such Shareholder desires the voting at the election of Directors to be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the chairman or secretary of the meeting or by or on behalf of the Shareholder giving such notice, then the Directors will be elected by cumulative voting. In such event, each Shareholder has the right to give one candidate a number of votes equal to the number of Directors then being elected multiplied by the number of such Shareholder's shares, or to distribute such Shareholder's votes on the same principle among two or more candidates. In the event that Directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the holders of the proxies intend to vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the holders may determine. Votes will be counted by LaSalle Bank, N.A. acting as the inspector of elections.

     Under Ohio law and the Company's Code of Regulations, the three nominees receiving the greatest number of votes shall be elected as Directors. Shares as to which authority to vote is withheld, abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted and will have no effect on the outcome of the election.

     The following table sets forth certain information as to each nominee for Director and each other person whose term of office as Director will continue after this Annual Meeting:

                                                                    SERVED AS
               NAME AND PRINCIPAL OCCUPATION                        DIRECTOR
                 FOR THE PAST FIVE YEARS(1)                   AGE     SINCE
------------------------------------------------------------  ---   ---------
                     NOMINEES FOR TERMS EXPIRING IN 2003

W. Anthony Huffman, retired from the Company and currently    57      1997
  President of Huffman Travel Limited (engaged in travel
  services) since 1997; prior thereto Vice
  President-Corporate Affairs of the Company from 1994 to
  1995

Donald K. Miller, Chairman of the Board of Axiom              68      1988
  International Investors, LLC (engaged in international
  equity asset management) since 1999; currently President
  of Presbar Corporation (engaged in private equity
  investing and investment banking) since 1986; prior
  thereto Chairman of Greylock Financial Inc. since 1992;
  and Chairman and Chief Executive Officer of Thomson
  Advisory Group L.P. (now PIMCO Advisors Holdings L.P.)
  from 1990-1993 and Vice Chairman from 1993-1994(2)

Joseph P. Viviano, Vice Chairman of Hershey Foods             61      1996
  Corporation (engaged in the manufacture, distribution and
  sale of consumer food products) since 1999; prior thereto
  President and Chief Operating Officer of such company
  since 1994(3)

                                                                    SERVED AS
               NAME AND PRINCIPAL OCCUPATION                        DIRECTOR
                 FOR THE PAST FIVE YEARS(1)                   AGE     SINCE
------------------------------------------------------------  ---   ---------
                    DIRECTORS WHOSE TERMS EXPIRE IN 2001

Don R. Graber, Chairman of the Board, President and Chief     56      1996
  Executive Officer of the Company since December, 1997;
  prior thereto President and Chief Operating Officer of the
  Company since July, 1996; prior thereto President of
  Worldwide Household Products Group and Group Vice
  President of The Black & Decker Corporation (engaged in
  the marketing and manufacture of products used in and
  around the home and for commercial applications) since
  1993(4)

Linda B. Keene, Vice President-Market Development of          48      1993
  American Express Financial Advisors since 1994 (engaged in financial advising services)(5)

Thomas C. Sullivan, Chairman and Chief Executive Officer of   62      1995
  RPM, Inc. (manufacturer of specialty chemicals and
  coatings)(6)

                    DIRECTORS WHOSE TERMS EXPIRE IN 2002

Jack D. Michaels, Chairman, President and Chief Executive     62      1993
  Officer of HON INDUSTRIES Inc. (manufacturer and marketer
  of metal and wood office furniture and pre-fabricated
  fireplaces/stoves) since 1995; prior thereto President and
  Chief Executive Officer of such company(7)

James F. Robeson, Vice Chairman of Roberds, Inc. (retailer    63      1994
  of a broad range of home furnishing products) since 1998;
  prior thereto Chief Executive Officer and President of
  Roberds, Inc. (retailer of a broad range of home
  furnishing products) from 1997 to 1998 and consultant to
  various distribution companies since 1993; prior thereto
  Herbert E. Markley Visiting Scholar in Business at Miami
  University since 1995(8)

Patrick W. Rooney, Chairman of the Board and Chief Executive  64      1995
  Officer of Cooper Tire & Rubber Company (manufacturer of
  tires and inner tubes for the automotive aftermarket, and
  engineered rubber products for the O.E.M. automotive
  industry) since 1998; prior thereto Chairman of the Board,
  President and Chief Executive Officer of such company
  since 1994(9)

---------------

(1) Except as disclosed herein, no information is included in this Proxy Statement for any portion of a period in which a Director did not hold office as a Director of the Company.

(2) Mr. Miller is a Director of Layne Christensen Company and RPM, Inc.

(3) Mr. Viviano is a Director of Chesapeake Corporation, Hershey Foods Corporation, Harsco Corporation and R.J. Reynolds Tobacco Holdings, Inc.

(4) Mr. Graber is a Director of Precision Castparts Corporation.

(5) Ms. Keene is a Director of Scholastic Corporation.

(6) Mr. Sullivan is a Director of Pioneer-Standard Electronics, Inc., RPM, Inc., Kaydon Corporation, and National City Bank.

(7) Mr. Michaels is a Director of HON INDUSTRIES Inc. and Snap-On Incorporated.

(8) Mr. Robeson is a Director of Roberds, Inc. and Moto Photo, Inc.

(9) Mr. Rooney is a Director of Alltrista Corporation, Cooper Tire & Rubber Company, and Sky Financial Group, Inc.

MEETINGS BY, AND CERTAIN COMMITTEES OF, THE COMPANY'S BOARD OF DIRECTORS

     James F. Robeson (Chairman), Linda B. Keene and Donald K. Miller comprise the Audit Committee of the Board of Directors. The Audit Committee meets with the Company's independent public accountants, internal auditors, and financial management executives and reviews the scope and results of audits as well as recommendations made by the Company's auditors and executives with respect to internal accounting controls. During the last fiscal year, the Audit Committee met two times.

     Thomas C. Sullivan (Chairman), Patrick W. Rooney and Joseph P. Viviano comprise the Compensation Committee of the Board of Directors. The Compensation Committee sets salary and benefits policy, and determines compensation and benefit levels for the Company's Officers and certain other key employees. During the last fiscal year, the Compensation Committee met four times.

     Jack D. Michaels (Chairman), W. Anthony Huffman and Linda B. Keene comprise the Nominating and Governance Committee. This Committee seeks out and reviews the qualifications of possible candidates for Board membership. Shareholders may submit nominee recommendations, complete with qualifications, to any member of the Nominating and Governance Committee at any time. The Committee recommends to the Board of Directors candidates for election as Directors at annual meetings, candidates to fill vacancies on the Board, and candidates for Committees of the Board. The Committee also conducts the annual Chief Executive Officer and Board assessments. During the last fiscal year, the Nominating and Governance Committee met two times.

     During the last fiscal year, the Board of Directors met 12 times. No Director attended fewer than 75 percent of the aggregate number of meetings of the Board of Directors and meetings of Committees thereof during the time such person was a Director and member of any such Committee.

COMPENSATION OF DIRECTORS

     In 1999, the Company's non-employee Directors ("Outside Directors") received annual base compensation of $22,500. All Directors received additional compensation of $1,000 per Board meeting attended. The Chairmen of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee received additional compensation of $3,000 per year. Each Committee member (including the Chairman of the Committee) received $1,000 for each Committee meeting attended. Additionally, Directors received consulting fees of $500 for each half day of service provided outside their normal duties as Directors when such services were provided at the request of management of the Company and $500 for Board of Directors' visits to Company operation sites. Directors received $2,500 for attendance at Board of Directors' retreat meetings but such fee was in lieu of all meeting fees for Board and Committee meetings held during such retreat. No Director who is an employee of the Company receives any compensation for services as a Director.

DIRECTOR PLANS

     Pursuant to the Company's 1998 Director Stock Option Plan (the "1998 Directors Plan"), Outside Directors may elect to defer payment of their fees or take part or all of their annual base fees in the form of stock options. The 1998 Directors Plan provides for the automatic grant of options to purchase 2,000 shares of the Company's Common Stock on the second business day after each Annual Meeting of Shareholders. Options are granted to Outside Directors at a purchase price equal to 100 percent of the fair market value of the Common Stock on the date of grant.

     In addition to options granted automatically every year, if an Outside Director files an irrevocable election with the Secretary of the Company prior to May 1 of any year and on such other date(s) as may be designated from time to time electing not to receive all or a portion of his or her annual base compensation to be earned in the following 12 month period beginning May 1 and ending April 30, then the Company shall grant options automatically on May 1 or such other dates, if applicable, to such Outside Director. The Company's policy is to encourage stock ownership and thus the formula used to determine the number of shares for which an option may be granted pursuant to such an election pro-vides a premium for such deferrals and such formula is as follows:

 Portion of Annual Base
Compensation Not Received  x 1.5   =   Number of Shares
-------------------------
       Fair Market
    Value minus $1.00

     For the 12 month period beginning May 1, 1999, and ending April 30, 2000, Outside Directors have elected not to receive, in the aggregate, $147,500 of their annual base compensation and the Company granted options to them based on such elections in accordance with the 1998 Directors Plan. The option price per share of the Common Stock covered by such options is $1.00.

     No options may be exercised until six months following the date upon which it was granted, except upon a change in control (as defined in the 1998 Directors Plan), or due to retirement from the Board of Directors because of total and permanent disability, expiration of a Director's term of office, or otherwise in accordance with the current Board of Directors' policy or upon the death of the option holder. A notice to exercise an option must be accompanied by full payment of the purchase price for the Common Stock being purchased. The 1998 Directors Plan is administered by a Committee consisting of not less than three Officers of the Company who are not entitled to participate in the 1998 Directors Plan.

     In February, 1996, the Board of Directors discontinued the Directors' Retirement Plan, freezing retirement benefits for those Board members vested in such Plan through their current term. Under the Directors' Retirement Plan, each Outside Director who served as a member of the Board of Directors five years or more earned an annual retirement benefit of $5,000 plus $1,000 for each year of service as an Outside Director (prorated for partial years) in excess of five years service, not to exceed a maximum annual benefit of $10,000. Only one Outside Director has vested retirement benefits under such plan.

     The Board of Directors approved a policy on Director Ownership of Huffy Common Stock, effective April 17, 1998. This policy requires Outside Directors to acquire periodically and own up to 3,200 shares of Common Stock of the Corporation. Such ownership amounts are determined on the anniversary date of such Director's nomination to the Board of Directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the beneficial ownership of the Company's shares of Common Stock reported to the Company as of January 2, 2000, for each Director and Nominee and for each of the Executive Officers named in the Summary Compensation Table (the "Named Executive Officers"), and for all Directors, Nominees and Executive Officers as a group. For purposes of the table, a person is considered to "beneficially own" any shares of Common Stock (i) over which the person exercises sole or shared voting or investment power or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days after January 2, 2000.

                                 AMOUNT AND
                                  NATURE OF
                                 BENEFICIAL
 NAME OF BENEFICIAL OWNER(1)    OWNERSHIP(2)
------------------------------  -------------
Stanley H. Davis..............      15,209(3)
Thomas A. Frederick...........      57,999(4)
Don R. Graber.................     277,795(5)
Timothy G. Howard.............      69,272(6)
W. Anthony Huffman............     178,681(7)
Linda B. Keene................      20,355(8)
Jack D. Michaels..............      19,303(9)
Nancy A. Michaud..............      51,403(10)
Donald K. Miller..............     213,756(11)
James F. Robeson..............      23,856(12)
Patrick W. Rooney.............      15,845(13)
Thomas C. Sullivan............      24,188(14)
Joseph P. Viviano.............      27,890(15)
All Directors, Nominees and
  Executive Officers,
  including Named Executive
  Officers, as a Group (13
  persons)....................     995,552

 (1) All shares are held with sole voting and sole investment power unless otherwise indicated in the footnotes below.

 (2) Except for Don R. Graber, W. Anthony Huffman and Donald K. Miller whose Common Stock ownership is 2.7 percent, 1.8 percent, and 2.1 percent, respectively, no such beneficial owner owns more than one percent of the issued and outstanding shares of Common Stock of the Company. All Directors, Nominees and Executive Officers as a group own 9.8 percent of the issued and outstanding shares of Common Stock of the Company as of January 2, 2000.

 (3) Mr. Davis has shared investment power with respect to 100 shares held by his spouse. The total amount also includes 10,758 shares as to which Mr. Davis holds options exercisable within 60 days.

 (4) Mr. Frederick has shared voting and shared investment power with respect to 7,833 shares held jointly with his spouse. The total amount also includes 45,384 shares as to which Mr. Frederick holds options exercisable within 60 days.

 (5) Mr. Graber has shared investment power with respect to 1,000 shares held by his spouse. The total amount also includes 236,250 shares as to which Mr. Graber holds options exercisable within 60 days.

 (6) Mr. Howard has shared voting and shared investment power with respect to 8,772 shares held jointly with his spouse. The total amount also includes 48,682 shares as to which Mr. Howard holds options exercisable within 60 days.

 (7) Mr. Huffman has sole voting and sole investment power with respect to 117,180 shares, of which 20,930 shares are held by him as custodian for his children. Mr. Huffman has shared investment power with respect to 975 shares held by his spouse. The total amount also includes 39,596 shares as to which Mr. Huffman holds options exercisable within 60 days.

 (8) Ms. Keene has shared voting and shared investment power with respect to 3,886 shares held jointly with her spouse. The total amount also includes 16,469 shares as to which Ms. Keene holds options exercisable within 60 days.

 (9) The total amount also includes 15,860 shares as to which Mr. Michaels holds options exercisable within 60 days.

(10) Ms. Michaud has shared investment power with respect to 2,278 shares held by her spouse as trustee. The total also includes 40,998 shares as to which Ms. Michaud holds options exercisable within 60 days.

(11) Mr. Miller has sole voting and sole investment power with respect to 187,102 shares, of which 40,000 shares are held by him as custodian for his children. Mr. Miller has shared investment power with respect to 4,475 shares held by his spouse. The total amount also includes 26,654 shares as to which Mr. Miller holds options exercisable within 60 days.

(12) Mr. Robeson has shared investment power with respect to 1,000 shares held by his spouse. The total amount also includes 21,029 shares as to which Mr. Robeson holds options exercisable within 60 days.

(13) The total amount includes 13,602 shares as to which Mr. Rooney holds options exercisable within 60 days.

 (14) The total amount includes 16,938 shares as to which Mr. Sullivan holds options exercisable within 60 days.

 (15) Mr. Viviano has shared voting and shared investment power with respect to 500 shares held jointly with his spouse. The total amount also includes 14,590 shares as to which Mr. Viviano holds options exercisable within 60 days.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to Shareholders known to the Company to be beneficial owners of more than five percent of the Company's Common Stock.

                              AMOUNT
                               AND
                            NATURE OF
   NAME AND ADDRESS OF      BENEFICIAL   PERCENT OF
     BENEFICIAL OWNER       OWNERSHIP     CLASS(4)
--------------------------  ----------   ----------
David L. Babson and
Company, Inc.(1)
One Memorial Drive
Cambridge, Massachusetts
02142-1300                  1,206,200      11.87%
Neuberger Berman, LLC(2)
605 Third Avenue
New York, New York
10158-3698                    697,500       6.87%
Dimensional Fund
Advisors Inc.(3)
1299 Ocean Avenue,
11th Floor
Santa Monica, California
96401                         844,650       8.31%

---------------

(1) This information is taken from the Schedule 13G, dated January 27, 2000, filed by David L. Babson and Company, Inc. with the Securities and Exchange Commission, which disclosed David L. Babson and Company, Inc. has sole voting power with respect to 1,206,200 shares, shared voting power with respect to 0 shares, sole investment power with respect to 1,206,200 shares, and shared investment power with respect to 0 shares.

(2) This information is taken from the Schedule 13G, dated January 28, 2000, filed by Neuberger Berman, LLC with the Securities and Exchange Commission, which disclosed Neuberger Berman, LLC has sole voting power with respect to 380,200 shares, shared voting power with respect to 0 shares, sole investment power with respect to 0 shares, and shared investment power with respect to 697,500 shares.

(3) This information is taken from the Schedule 13G, dated February 4, 2000, filed by Dimensional Fund Advisors Inc. with the Securities and Exchange Commission which disclosed Dimensional Fund Advisors Inc. has sole voting power with respect to 844,650 shares, shared voting power with respect to 0 shares, sole investment power with respect to 844,650 shares, and shared investment power with respect to 0 shares.

(4) Percentages listed are those disclosed in the referenced Schedules 13G and are not verified by the Company.

                        REPORT OF COMPENSATION COMMITTEE

     Decisions on compensation and stock options of the Company's Executive Officers are made by the Compensation Committee of the Board of Directors (the "Committee") which is comprised of non-employee Directors.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     The Company's executive compensation program is designed to tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the price of the Company's Common Stock. This strategy is designed to attract and retain the best possible executive talent, to motivate these executives to achieve the Company's goals, to link executive and Shareholder interests, and to provide a compensation package that recognizes individual contributions as well as overall business results. In reviewing the individual performance of the Named Executive Officers whose compensation is detailed in this Proxy Statement, other than that of Mr. Don R. Graber, the Chief Executive Officer, the Committee takes into account the views of Mr. Graber.

     The Committee compares the Company's executive compensation structure against those of other manufacturing businesses and retail service providers whose size is adjusted to that of the Company. The Committee believes that such manufacturing businesses and service providers generally represent the Company's most direct competitors for executive talent. The Committee's policy is to evaluate competitive base salary ranges and total compensation based on the 50th percentile level of total compensation paid by manufacturing businesses and service providers for comparable positions. The Company's actual overall executive compensation levels are generally below such 50th percentile levels. The Committee reviews competitive pay practices on an annual basis.

     The key elements of the Company's 1999 executive compensation program consist of Base Salary, the Annual Performance Incentive Plan, the Long-Term Incentive Plan and Stock Options. In addition, while the elements of compensation described below are considered separately, the Committee takes into account the full compensation package afforded by the Company to the individual, including pension benefits, supplemental retirement benefits, severance plans, in-surance and other benefits, as well as the programs described below. The Committee has reviewed Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deduction for certain executive compensation and, based on present levels of compensation, does not anticipate the loss of deductibility for any compensation paid over the next year.

BASE SALARY

     Base salary ranges for Executive Officers are determined by periodic recommendations (most recently in 1999) by an independent compensation consultant who evaluates the responsibilities of each such position, and compares the Company's salary level for the position to comparable positions at other manufacturing businesses and retail service providers nationwide. The Company's policy is to generally pay competitive base salaries by using the 50th percentile levels at manufacturing businesses and service providers for comparable positions as guidelines, and to review such salary levels annually. Annual salary adjustments within such base salary ranges are determined by evaluating the performance of the Executive Officer and the Executive Officer's current base salary as compared to 50th percentile competitive pay practices and the Company's overall annual salary increase budget. Performance of an Executive Officer is evaluated based upon the employee's accomplishment of his or her duties, objectives established by his or her supervisor (in the case of Mr. Graber by the Board of Directors), and general management abilities. Elected Chairman, President and Chief Executive Officer, in December 1997, Mr. Graber's base salary was increased, effective January 1, 1999, to $540,000.

ANNUAL PERFORMANCE INCENTIVE PLAN

     Executive Officers may receive an annual bonus under the Annual Performance Incentive Plan based upon corporate and individual performance objectives established at the beginning of each year. The corporate performance measure for bonus payments in 1999 approved by the Committee and by the Board of Directors was based equally on return on average net assets ("RONA") and on earnings per share ("EPS"). For 1999, threshold level bonus would have been achieved on corporate performance when RONA was at 9.6 percent, and when EPS was at $1.46. Individual performance is based on achievement of personal objectives. Personal objectives are both qualitative, such as certain business strategy development and/or implementation, improved customer satisfaction, management effectiveness and personal development, and quantitative, such as achieving cost reduction, production and sales goals. In 1999, the Company reported an EPS of $(3.13). RONA was negative. Based on these results, none of the Executive Officers, including Mr. Graber, was awarded a bonus for Corporate on individual performance.

LONG-TERM INCENTIVE PLAN

     The Executive Officers participate in the Company's Long-Term Incentive Plan which is based on the Company's EPS, RONA and Total Shareholder Return ("TSR") during the period as compared to targets for each established by the Compensation Committee prior to the commencement of the award period. Under this plan, in 1999, Executive Officers were each eligible to earn awards ranging from
12.5 to 25 percent (25 percent for Mr. Graber) of their annual base salaries for threshold awards. For 1999, threshold level awards required an EPS of $1.46, RONA of 9.6 percent, and TSR of 14.4 percent. For 1999, EPS was $(3.13). RONA and TSR were negative. As a result, for the award cycle ending December 31, 1999, no Executive Officers earned awards. For the award period beginning January 1, 1997 (which is payable in three installments), based on 1997 EPS of $.78 (including discontinued operations), Mr. Graber received the last one-third of a target award payment of $66,667.

STOCK OPTIONS

     Under the Company's 1998 Key Employee Stock Plan ("1998 Plan"), stock options may be granted by the Committee to the Company's Executive Officers and other key managers. The Committee sets guidelines for the size and frequency of stock option grants which grants are based upon the Executive Officers' performance and results achieved. Stock options are granted to Executive Officers with an exercise price equal to the closing market price of the Common Stock on the date of grant and become exercisable in four equal, annual installments commencing one year from the date of grant. This approach is designed to motivate the creation of Shareholder value over the long term since the full benefit of the compensation package cannot be realized unless Common Stock price appreciation occurs. In February 1999, the Committee awarded Mr. Graber 30,000 options at $13.875 per share. No other Executive Officers were granted options in 1999. As of January 2, 2000, Mr. Graber beneficially owned 277,795 shares of Common Stock.

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance and returns to Shareholders, a policy the Committee intends to continue.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS(1)

Patrick W. Rooney, Thomas C. Sullivan and Joseph P. Viviano
---------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graphs set forth on page 13 shall not be incorporated by reference into any such filings.

              CERTAIN RELATIONSHIPS AND OTHER RELATED TRANSACTIONS

     Thomas C. Sullivan, a Director, is also a director of National City Bank, a national banking association, which is one of the Company's lenders pursuant to a Credit Agreement, Restructuring Agreement, and Intercreditor and Subordination Agreement, each dated January 26, 2000, pursuant to which the Company is indebted in the total amount of approximately $67 million (excluding certain real estate leases), of which approximately $2.8 million is comprised of indebtedness to National City Bank. The loans provided to the Company were provided as a result of arms-length negotiations which management of the Company believes to be on terms and conditions competitive with those offered to other borrowers of National City Bank similarly situated with the Corporation.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for 1999 were Patrick W. Rooney, Thomas C. Sullivan, and Joseph P. Viviano, none of whom is or was a current or former officer or employee of the Company or any of its subsidiaries. No Executive Officer of the Company serves as a Director or as a member of a Committee of any company of which any of the Company's Directors are executive officers.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER INFORMATION

     The following table shows, for the fiscal years ended December 31, 1997, 1998 and 1999, the cash compensation paid by the Company as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated Executive Officers, including Don R. Graber, the Chairman, President and Chief Executive Officer of the Company, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG TERM COMPENSATION
                                                                    ----------------------------------
                                         ANNUAL COMPENSATION                AWARDS           PAYOUTS
                                    ------------------------------  ----------------------  ----------
                                                           OTHER                   NUMBER
                                                          ANNUAL    RESTRICTED       OF                 ALL OTHER
          NAME AND                                        COMPEN-      STOCK      OPTIONS/     LTIP      COMPEN-
     PRINCIPAL POSITION       YEAR  SALARY(1)  BONUS(1)  SATION(2)  AWARD(S)(3)   SARS(4)   PAYOUTS(5)  SATION(6)
----------------------------  ----  ---------  --------  ---------  -----------   --------  ----------  ---------
Don R. Graber                 1999  $540,000   $      0  $  1,245    $112,947       30,000   $  66,667   $20,232
  Chairman of the Board       1998   519,236    311,600    13,186      94,380      155,000     131,611    22,838
  President and Chief         1997   407,693    396,000     5,073     111,916            0      66,667    16,321
  Executive Officer
Thomas A. Frederick           1999  $208,385   $      0  $  2,036    $  9,487            0   $  10,383   $ 8,971
  Vice President-Finance,     1998   202,442     71,525     8,841      13,147       13,000      32,155     9,887
  Chief Financial Officer     1997   181,692    105,750     2,578      41,594       12,503      18,841    15,222
  and Treasurer
Nancy A. Michaud              1999  $186,400   $      0  $    905    $  7,731            0   $   9,100   $ 8,637
  Vice President-General      1998   179,254     63,625     2,657      10,340       16,500      29,670     9,363
  Counsel and Secretary       1997   159,692     92,875     2,347      33,670       11,055      17,850    15,370
Stanley H. Davis              1999  $185,708   $      0  $  3,882    $  8,994            0   $  10,208   $ 8,206
  Vice President-Human        1998   184,469     64,600     1,427           0       10,000      22,093     8,107
  Resources and               1997    77,404     90,675    41,456           0       11,516      10,208     1,548
  Organization Development
Timothy G. Howard             1999  $175,708   $      0  $  3,061    $ 34,802            0   $   9,100   $ 8,788
  Vice President-Controller   1998   173,388     60,950     3,083      23,016       10,000      28,618     9,602
                              1997   158,462     93,600     3,461      63,378       10,792      17,383     8,636

---------------

(1) "Salary" and "Bonus" include amounts that would have been payable currently, but were deferred at an election of an Executive Officer, such as through the Company's 401(k) Savings Plan.

(2) No perquisites were provided or other personal benefits paid to a Named Executive Officer in 1999 which exceeded the lesser of $50,000 or ten percent of the total annual salary and bonus reported for such Named Executive Officer.

(3) The 1998 Restricted Share Plan replaces a portion of the cash retirement benefits accrued under the Company's Supplemental/Excess Benefit Plan (the "Benefit Plan") with the Company's Common Stock granted as restricted shares. The Benefit Plan provides that each recipient will be entitled to an annual grant of restricted shares in an amount having a fair market value equal to one-half of the total dollar amount of such recipient's then accrued and unfunded benefit under the Benefit Plan as determined by the Company's actuary. There were a total of 13,647 restricted shares awarded to Named Executive Officers on June 10, 1999, which vest, following a six month period upon the earlier of death, disability, retirement or vesting under the Company's Benefit Plan in accordance with the terms of the 1998 Restricted Share Plan and which have a value, in the aggregate at December 31, 1999 of $71,646.75. Dividends, when declared and payable, will be paid on the restricted stock from date of grant for all the grants made in 1999.

(4) These numbers represent options for shares of the Company's Common Stock granted pursuant to the Company's 1988 Stock Option Plan and Restricted Share Plan and the 1998 Key Employee Stock Plan. See next table labeled "Option Grants in Last Fiscal Year" for more detailed information on such options.

(5) Long Term Incentive Pay consists of amounts paid to each of the Named Executive Officers under the Company's Long-Term Incentive Plan discussed later in this Proxy Statement under the table labeled "Long Term Incentive Plans."

(6) "All Other Compensation" includes (i) Company contributions to the Company's 401(k) Savings Plan in the amount of $3,200 for Don R. Graber, Thomas A. Frederick, Stanley H. Davis, Nancy A. Michaud, and Timothy G. Howard to match 1999 pre-tax elective deferral contributions (included under "Salary" and "Bonus") made by each Named Executive Officer to such plan; (ii) accrued interest of $173, $436, and $855 (being interest earned in excess of 120 percent of the applicable federal long term rate provided under Section 1274(d) of the Internal Revenue Code of 1986, as amended), by Thomas A. Frederick, Nancy A. Michaud, and Timothy G. Howard, respectively, on the Company's Capital Accumulation Plan (Timothy G. Howard deferred salary in 1986, and Thomas A. Frederick and Nancy A. Michaud deferred salary in 1987 pursuant to such plan); and (iii) the principal amounts of $17,032, $5,598, $5,001, $5,006, and $4,733 credited by the Company for Don R. Graber, Thomas
    A. Frederick, Nancy A. Michaud, Stanley H. Davis, and Timothy G. Howard, respectively, pursuant to the Company's Special Deferred Compensation Agreements. Refer to "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" later in this Proxy Statement for descriptions of such special deferred compensation agreements.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options under the Company's 1998 Key Employee Stock Plan ("1998 Plan") to the Named Executive Officers for the year ended December 31, 1999, all of which are reflected in the Company's Summary Compensation Table:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                                            ----------------------
                                               % OF                               POTENTIAL REALIZABLE VALUE
                                 NUMBER       TOTAL                                AT ASSUMED ANNUAL RATES
                                   OF        OPTIONS                                    OF STOCK PRICE
                               SECURITIES   GRANTED TO   EXERCISE                     APPRECIATION RATES
                               UNDERLYING   EMPLOYEES     OR BASE                     FOR OPTION TERM(4)
                                OPTIONS     IN FISCAL    PRICE PER   EXPIRATION   --------------------------
            NAME               GRANTED(1)      YEAR      SHARE(2)       DATE       0%       5%        10%
            ----               ----------   ----------   ---------   ----------   ----   --------   --------
Don R. Graber................    30,000       14.85%     $13.8750(3)  2/11/09     --     $261,777   $663,395
Thomas A. Frederick..........        --          --            --          --     --           --         --
Stanley H. Davis.............        --          --            --          --     --           --         --
Nancy A. Michaud.............        --          --            --          --     --           --         --
Timothy G. Howard............        --          --            --          --     --           --         --

---------------

(1) The options were granted pursuant to the Company's 1998 Plan. All options granted under the 1998 Plan in 1999 are non-qualified stock options. No stock appreciation rights were granted under the 1998 Plan in 1999.

(2) Upon a change in control (as defined in the 1998 Plan), all options then outstanding become fully and immediately exercisable and the then outstanding option of an employee whose employment is terminated, except for cause, within twenty-four months of such change in control, or if more than one of the events leading to a change in control occurs, then within twenty-four months after the last event to occur, shall remain exercisable for three months from the date of such termination, but not after the expiration of the exercise period. Those employees who terminate employment due to disability or retirement may exercise non-qualified stock options after such termination of employment until five years after such retirement or disability. Under the 1998 Plan, upon the death of an employee or a retired or disabled former employee, all options under the 1998 Plan shall remain exercisable for six months following the date of death. Except as set forth above, upon termination of employment, all options terminate.

(3) For the grant of options to Don R. Graber, the Common Stock closing market price on date of grant was $13.8750. The exercise price may be paid in cash or in shares of Common Stock valued at fair market value on the date of delivery or by a combination of cash and Common Stock. The options become exercisable ratably over a four-year period beginning in 2000.

(4) For the grant of options to Don R. Graber, the options are calculated on option terms of ten years beginning February 11, 1999 through February 11, 2009. The dollar amounts under these columns are the result of calculations at the zero percent, the five percent and the ten percent rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation of the Company's Common Stock. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during the year ended December 31, 1999, and unexercised options held as of December 31, 1999:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES
                                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                      NUMBER OF     VALUE REALIZED      OPTIONS AT FISCAL YEAR-        IN-THE-MONEY OPTIONS
                                       SHARES      (MARKET PRICE AT             END(1)               AT FISCAL YEAR-END(1)(2)
                                      ACQUIRED      EXERCISE LESS     ---------------------------   ---------------------------
               NAME                  ON EXERCISE   EXERCISE PRICE)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
               ----                  -----------   ----------------   -----------   -------------   -----------   -------------
Don R. Graber......................         0          $     0          236,250        138,750        472,500           0
Thomas A. Frederick................         0                0           45,384         30,249              0           0
Stanley H. Davis...................         0                0           10,758         15,758              0           0
Nancy A. Michaud...................         0                0           40,998         31,572              0           0
Timothy G. Howard..................     3,714            9,445           48,682         38,751              0           0

---------------

(1) The number of unexercised options includes options granted under the Company's 1988 Stock Option Plan and Restricted Share Plan (the "1988 Plan") and the Company's 1998 Plan. No SARs were issued or outstanding as of December 31, 1999 under the 1988 Plan or 1998 Plan.

(2) The value of "in-the-money" options is calculated on a per share basis as the amount by which the fair market value of a share of the underlying Common Stock represented by an option exceeds, as of December 31, 1999, the per share exercise price of the option.

LONG-TERM INCENTIVE PLANS

     The following table provides information concerning awards made to the Named Executive Officers during the last fiscal year under the Company's Long-Term Incentive Plan ("LTIP"). Payments made under the LTIP in the year ended December 31, 1999 are included in the Summary Compensation Table.

            LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                    NUMBER OF                               ESTIMATED FUTURE PAYOUTS UNDER
                                      SHARES          PERFORMANCE OR          NON-STOCK PRICED BASE PLAN
                                      UNITS         OTHER PERIOD UNTIL      -------------------------------
              NAME                 OTHER RIGHTS    MATURATION OR PAYMENT    THRESHOLD    TARGET    MAXIMUM
              ----                 ------------   -----------------------   ---------   --------   --------
Don R. Graber....................        (1)      3 years ending 12/31/02   $135,000    $270,000   $540,000
Thomas A. Frederick..............        (1)      3 years ending 12/31/02     26,875      53,750    107,500
Stanley H. Davis.................        (1)      3 years ending 12/31/02     23,875      47,750     95,500
Nancy A. Michaud.................        (1)      3 years ending 12/31/02     24,375      48,750     97,500
Timothy G. Howard................        (1)      3 years ending 12/31/02     22,625      45,250     90,500

---------------

(1) Awards earned under the Company's 2000 Long-Term Incentive Plan ("Plan") cycle are payable during the year following the end of a three-year award cycle in 2003. For the Named Executive Officers, the Plan is based one-third on earnings per share, one-third on return on net assets, and one-third on total shareholder return over the performance period compared to targets approved by the Compensation Committee at the beginning of the performance period.

PERFORMANCE GRAPHS

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total Shareholder return on its Common Stock with the Standard & Poor's 500 Composite Stock Index ("S&P 500") and the Standard & Poor's Leisure Time Products Index ("Leisure Index"). The performance graph is for the five-year period ended December 31, 1999:

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
          HUFFY CORPORATION, S&P 500, AND LEISURE TIME PRODUCTS INDEX*

                                                          HUFFY                      S&P 500              LEISURE TIME PRODUCTS
                                                          -----                      -------              ---------------------
'1994'                                                   100.00                      100.00                      100.00
'1995'                                                    69.77                      137.11                      133.31
'1996'                                                   101.35                      166.50                      167.30
'1997'                                                    97.61                      219.84                      216.67
'1998'                                                   121.78                      282.14                      166.40
'1999'                                                    41.27                      339.11                      111.47

* Assumes $100 invested on December 31, 1994 in Company Common Stock, the S&P 500 and the Leisure Time Products Index and the reinvestment of dividends.

  PENSION PLAN TABLE

     The Company's Salaried Employees' Retirement Plan (the "Retirement Plan") is a defined benefit pension plan which provides benefits to salaried employees not otherwise covered under another pension plan of the Company. The following table shows the estimated annual benefits (assuming payments made on the normal life annuity with 12 months certain) payable upon retirement at age 65 to an employee in specified compensation and years of service classifications.(1)

                                   YEARS OF SERVICE
               ---------------------------------------------------------
COMPENSATION      15          20          25          30          35
------------   ---------   ---------   ---------   ---------   ---------
 $  100,000    $ 20,701    $ 26,768    $ 32,835    $ 38,902    $ 38,902
    250,000      54,451      71,768      89,085     106,402     106,402
    500,000     110,701     146,768     182,835     218,902     218,902
    750,000     166,951     221,768     276,585     331,402     331,402
  1,000,000     223,201     296,768     370,335     443,902     443,902
  1,250,000     279,451     371,768     464,085     556,402     556,402
  1,500,000     335,701     446,768     557,835     668,902     668,902

---------------

(1) The Internal Revenue Code of 1986, as amended (the "Code"), places certain limitations on the annual pension benefits which can be paid from the Retirement Plan. Such limitations are not reflected in the table. This table reflects the total aggregate benefits payable annually upon retirement represented by the combination of benefits under the Retirement Plan, the Restricted Share Plan, and the Company's Supplemental/Excess Benefit Plan ("Benefit Plan"), which is discussed below. The Benefit Plan requires an offset of one-half of the Social Security primary insurance amount ("PIA"), and such amount has been deducted from the figures in the table. The PIA amount used in developing the above figures is $17,196. Thus, the offset is $8,598 for a person with 30 or more years of service.

     Monthly benefits upon normal retirement (age 65) are the sum of (i) 0.9 percent of final average monthly compensation (as defined under the Retirement Plan to include salary, incentive compensation, commissions and overtime pay and based upon the highest three consecutive years in the last ten) up to the monthly Social Security Covered Compensation Amount, plus 1.3 percent of the amount by which final average monthly compensation exceeds the monthly Social Security Covered Compensation Amount, times years of service (to a maximum of 30 years) and (ii) .075 percent of final average monthly compensation (to a maximum of $4,166.67) times years of service (to a maximum of 20 years). Additional provisions for early retirement are included. Mr. Graber has 11 years of credited service, Mr. Frederick has 13 years of credited service, Mr. Davis has 2 years of credited service, Ms. Michaud has 13 years of credited service, and Mr. Howard has 26 years of credited service. The 1999 compensation covered under the Retirement Plan, Restricted Share Plan, and Benefit Plan for Mr. Graber was $606,667.

     The Company has established the Benefit Plan which provides additional benefits to participants in the Retirement Plan whose benefits are reduced by limitations imposed under Sections 415 and 401(a)(17) of the Code and Section 2004 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Under the Benefit Plan, Executive Officers and certain key employees will receive at the same time and in the same form as benefits paid under the Retirement Plan, additional benefits in a monthly amount which, when added to the benefits paid to the participant under the Retirement Plan, will equal the benefit amount such participant would have earned but for the limitations imposed by the Code and ERISA to the extent such limitations apply, and the amount by which the sum of 45 percent of final average monthly compensation (as defined under the Benefit Plan to include salary and bonus and based upon the highest three years in the last ten) less 50 percent of the monthly PIA payable under Social Security, with the difference prorated for less than 30 years of service, plus $2,500 per year, exceeds benefits payable only under the Retirement Plan, less the portion of such participant's benefit which has been replaced by benefits under the Restricted Share Plan, as described in footnote 3 to the Summary Compensation Table. The Benefit Plan also provides that Executive Officers and certain key employees will be provided benefits beginning at age 58, in an amount equal to such participants' then accrued benefits without actuarial reduction for early commencement in the event of (i) a "change-in-control" of the Company, as defined in the Benefit Plan, and (ii) subsequent termination of employment. Except as noted in the preceding sentence, benefits under the Benefit Plan will be reduced to an actuarial equivalent to reflect early distribution in the same manner as benefits under the Retirement Plan.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     There are no employment contracts between the Company and any Executive Officers of the Company.

     The Named Executive Officers and certain other key employees of the Company each have a Special Deferred Compensation Agreement pursuant to which on each January 1 the Company credits to an account for such employee an amount equal to two percent of the aggregate of the base salary paid in the preceding calendar year and bonus paid or credited to such employee under the Profit Sharing Bonus Plan for preceding calendar year results. The aggregate amount in such account is to be paid to the employee, subject to certain forfeitures, following termination of employment. Such amounts for calendar year 1999 have been included in the Summary Compensation Table.

     Named Executive Officers, except for Don R. Graber and Stanley H. Davis, have deferred compensation and receive benefits under the Company's Capital Accumulation Plan (the "Capital Accumulation Plan") adopted in 1985. No current compensation is being deferred by Named Executive Officers under the Capital Accumulation Plan. Based upon the amount of such compensation deferred in 1985, 1986, and 1987, the Company has agreed to pay certain annual amounts generally beginning at age 65 or upon retirement, whichever occurs later, to each such participant or to designated beneficiaries upon such participant's death after retirement, until such participant reaches (or would have reached) age 80. These annual amortized amounts will be calculated on the basis of attributing from 19 to 24 percent per annum interest to the deferrals. A lump sum benefit equal to any remaining balance of deferred amounts, with annual interest at the rate noted below, will be paid in lieu of any annual benefits if (i) a participant terminates employment with the Company other than by death or disability prior to retirement (10 percent interest) or the Company terminates the participant's employment for certain reasons other than cause or competing with the Company (20 percent interest); (ii) a participant dies prior to retirement (20 percent interest); or (iii) the Capital Accumulation Plan is terminated by the Company because a change in federal or state laws, or judicial or administrative interpretation thereof, has materially affected its cost to the Company (20 percent interest). The Company will make supplemental pension payments to persons participating in the Capital Accumulation Plan to the extent pension benefits are reduced due to participation in such plan. Distributions made and interest accrued in excess of 120 percent of the applicable federal long term interest rate provided under Section 1274(d) of the Code for the benefit of the Named Executive Officers have been included in the Summary Compensation Table.

     The Named Executive Officers have each entered into a severance agreement with the Company pursuant to which the Company has agreed to provide an irrevocable letter of credit from a commercial bank (or to fund an escrow account if such letter of credit cannot be promptly issued) in the event a change-in-control (as defined in the agreements) of the Company is threatened. The letter of credit is to be for an amount equal to three times the sum of each such person's current annual salary, bonus award at the target level, and long-term incentive compensation plan award at the target level, plus two times the Company's cost of current benefits for three years (unless the Company agrees to provide the same), and a gross up amount for applicable excise taxes, if any. In addition, such Officers will be vested in and receive thirty-six months of credited service under the Benefit Plan. If the employment of said person terminates, for any reason other than disability, retirement or death, within two years after a change-in-control of the Company occurs, the person or the person's beneficiaries shall be entitled to the above described amount in a lump sum payment. If proper demand for such payment is not made within two years from the date of the change-in-control event, the Company may terminate the letter of credit or withdraw the funds in the escrow account. If such person's employment is terminated prior to the occurrence of a change in control of the Company, payment under the severance agreement is forfeited.

     Generally, a "change-of-control" or "change-in-control", with respect to the above-referenced plans and agreements, is the acquisition by another person or persons other than directly from the Company of more than 20 percent of the Company's outstanding shares of Common Stock; a merger, consolidation or other combination of the Company with one or more corporations as a result of which more than 49 percent of the voting stock of the merged, consolidated or combined corporation is held by former shareholders of the corporations other than the Company; a tender offer for, or a request for invitations for the tender of, shares of Common Stock of the Company by any person; or the election to the Board of Directors of the Company by the Shareholders of two or more persons not nominated as candidates for the Board of Directors in proxy statements furnished during such period on behalf of the Board of Directors of the Company.

                             PROPOSAL TO AMEND CODE
                                 OF REGULATIONS

     On December 9, 1999, the Board of Directors unanimously approved a proposal to amend and restate the Company's Code of Regulations, in the form set forth in Appendix A, and directed that the following resolution be submitted to the Shareholders for their approval:

          RESOLVED, that the amended and restated Code of Regulations of Huffy Corporation set forth in Appendix A to the Proxy Statement for this meeting is hereby adopted to supersede the existing Code of Regulations in its entirety.

     YOUR DIRECTORS RECOMMEND A VOTE "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CODE OF REGULATIONS. The proposed changes to the Code of Regula-tions are set forth in Appendix A hereto, with the language to be changed or added indicated by underlining and with existing language to be deleted lined out.

     Adoption of this proposal would accomplish two changes. First, the Code would be amended to permit the electronic and telephonic solicitation, delivery and appointment of proxies in accordance with and to the extent permitted by Ohio law.

     Second, it would permit the Board of Directors to establish the number of directors at not less than four but no more than fourteen. Current Article II, Section B requires not less than nine nor more than 14 directors. The Board of Directors has proposed to decrease the minimum number allowed to four. The minimum number permitted by law and stock exchange rules is three. (A corresponding change would be made to Article II, Section C, paragraph 1, to permit fewer than three classes of directors when there are fewer than nine authorized directors. The minimum number of directors per class permitted by Ohio law is three.) Although the Board of Directors has no current intention to reduce the size of the Board of Directors, the Board of Directors believes it is in the best interest of the Company and the Shareholders to ensure that the Board of Directors continues to be able to perform in an efficient manner. Reducing to four the number of directors constituting the permitted minimum number allows the Board of Directors greater flexibility in performing its role, thus benefitting the Company and its Shareholders. Furthermore, the Board of Directors believes that the Company and its Shareholders are best served by an independent board comprised of talented, experienced directors. Providing the Board of Directors the flexibility to reduce its size enables it to limit membership on the Board to only those individuals meeting such high standards, while continuing to be an independent Board with only one representative from management. Finally, allowing the Board of Directors to reduce its size allows it to reduce the expenses and compensation associated with meetings and other service by its members.

     ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. Adoption of the proposed resolution requires the affirmative vote of the holders of at least two-thirds of the company's outstanding shares of common stock. Proxies received in response to this solicitation will be voted in favor of the proposal unless the shareholder otherwise instructs. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution.

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of KPMG LLP as independent public accountants for the Company for calendar year 2000, subject to ratification by the Shareholders and any future contingencies that may require reconsideration. The firm of KPMG LLP has served as independent public accountants for the Company since 1962. The Board of Directors recommends ratification of this appointment although it is not required by law. One or more members of KPMG LLP will attend the Annual Meeting with an opportunity to make a statement if they desire to do so and to respond to such appropriate questions as may be asked by Shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL. The proposal to ratify the appointment of KPMG LLP requires the affirmative vote of the holders of the majority of the shares of Common Stock present in person or represented by proxy at the meeting. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy.

                              SHAREHOLDER PROPOSAL

     Trillium Asset Management Corporation, 711 Atlantic Avenue, Boston, Massachusetts 02111, submitted the following proposal on behalf of Margaret Seeger, beneficial owner of 256 shares of Huffy Corporation Common Stock:

           "A SHAREHOLDER RESOLUTION ON EXECUTIVE PAY AND DOWNSIZING

     WHEREAS, despite record profitability in the 1990s, U.S. corporations have laid off record numbers of workers, arguing that cost-cutting is one key to long-term competitiveness and increased profitability;

     WHEREAS, only 44% of firms that downsized employees saw a rise in operating profits, according to a 1992 study by the American Management Association. The same study found that only 31% of corporate downsizers experienced productivity gains following the layoffs while 77% experienced deterioration in employee morale. A second study of 1,000 large companies conducted by the Wyatt Company found that less than one-third of the companies surveyed hit profit targets projected at the time of the restructuring.

     WHEREAS, in July, 1998 Huffy Corporation closed its Celina, Ohio plant, eliminating the jobs of 975 employees, many of whom had decades of services with the company. The company justified this plant closing by explaining the need to cut costs. Yet while cost cutting on the factory floor was disrupting the lives of workers, costs in the executive suite rose handsomely. For the year 1998, Huffy's CEO saw his cash compensation rise nearly 11.4% over 1997;

     WHEREAS, as a consumer products company, Huffy is dependent on its customers having both sufficient disposable income to purchase its products and sufficient leisure time to enjoy its products. Widespread downsizing has played a significant role in two important trends: 1) the average manufacturing worker in America has received an inflation-adjusted wage increase of just 5.5% since 1990; 2) the average employee worked 83 more hours in 1998 than in 1980 -- a loss of more than two weeks of leisure time.

     WHEREAS, since the Celina plant closing, Huffy's profits have continued to wither. Two additional bicycle plants have been closed, resulting in job loss for 600 additional Huffy employees. Shareholders have also suffered. Huffy's stock price declined 41% from the date of the Celina plant closing through October 19, 1999. During this same period, the S&P 500 stock index rose more than 12%;

     WHEREAS, we believe that asking employees to sacrifice, while at the same time rewarding executives, sends a mixed message to employees, suppliers and shareholders. We believe that business success over the long term is enhanced when business is viewed as a shared enterprise in which both the rewards and sacrifices are equitably shared among all employees;

     WHEREAS, corporate leaders should have a long-term view when making management decisions. If decisions to cut costs are in the long-term best interest of the company, executives should be willing to defer their rewards until positive results are demonstrated. Rewarding cost-cutting executives for potentially good future performance is in conflict with standards of good corporate governance.

     RESOLVED, shareholders request that the Board adopt an executive compensation policy that freezes the pay of corporate officers during periods of downsizing in which the lesser of 5% of the company's workforce or 200 workers lose their jobs. This pay freeze shall continue for a one-year period following the completion of the layoffs."

     YOUR DIRECTORS RECOMMEND A VOTE AGAINST THE ABOVE PROPOSAL. The Compensation Committee has always and continues to perform an analysis of Chief Executive Officer and Officer compensation relative to the Company's financial performance and competitive comparable positions (see Report of Compensation Committee, pages 7 to 9 in this Proxy Statement). The Compensation Committee's regular practice is to review annually with an outside consultant the executive compensation program from a number of perspectives, including competitive analysis of pay level, linkage of program design to results of operations, strategic goals, and consistency with compensation trends. These considerations helped to shape the design of various aspects of the 1999 compensation program and were important factors in the 1999 compensation awards to the Chairman, President and Chief Executive Officer and other officers. Your Directors believe that executive compensation levels should not be fixed by pre-determined policies, but instead should reflect the competitive dynamics of the marketplace. It would not be in the shareholders' best interest to constrain the Company's ability to attract and retain executive talent when other firms competing for executive talent do not adhere to such constraints.

     In addition, your Directors do not believe it is in the Company's best interest to discourage its officers from making difficult decisions to downsize, which decisions historically have been related to the Company's bicycle business to increase profitability. Officers must be free to exercise their best judgment in making difficult decisions for the overall, long-term benefit of the Company and the Shareholders. Your Directors believe the adoption of this proposal could create a conflict for officers seeking to take appropriate action to reduce Company costs and increase overall Company profitability because they will be negatively impacted despite acting in accordance with their fiduciary duties to the Company and the Shareholders. Imposing a freeze on increases in executive compensation under these circumstances would negatively affect the ability of the Company's officers to exercise their best judgment, while adding little or no benefit to the Company or the Shareholders.

     ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL. The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this proposal. Proxies will be voted AGAINST the proposal unless instructed otherwise. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

                                 OTHER MATTERS

     Proposals of Shareholders intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company by November 9, 2000 for inclusion in the Company's Proxy Statement and proxy relating to the 2001 Annual Meeting of Shareholders.

     The Company may use its discretion in voting proxies with respect to shareholder proposals not included in the Proxy Statement for the fiscal year ended December 31, 2000, unless the Company receives notice of such proposals prior to January 21, 2001.

     The Board of Directors does not intend to present to the meeting any matters other than those mentioned herein. It does not know of anything that will be presented by other parties, other than those mentioned herein. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote thereon according to their discretion and best judgment.

                                            By order of the Board of Directors

                                            /s/ Nancy A. Michaud
                                            Nancy A. Michaud
                                            Secretary

Dayton, Ohio
March   , 2000

                                   APPENDIX A

                          AMENDED CODE OF REGULATIONS

                              CODE OF REGULATIONS
                                       OF
                               HUFFY CORPORATION

                                     INDEX

ARTICLE I  SHAREHOLDERS

Section         A.         Annual Meeting
                B.         Special Meetings
                C.         Notice of Meetings
                D.         Proxies
                E.         Quorum -- Adjournment
                F.         Financial Reports
                G.         Notice of Shareholder Nominees
                H.         Approval and Ratification of Acts of Board of Directors and
                           of Officers
                I.         Certificates for Shares of Stock

ARTICLE II  BOARD OF DIRECTORS

Section         A.         Powers of the Board
                B.         Number of Directors
                C.         Term of Office, Removal and Vacancies
                D.         Meetings of the Board
                E.         Action Without a Meeting
                F.         Committees
                G.         Compensation
                H.         Fiscal Year
                I.         Retirement of Directors

ARTICLE III  OFFICERS

Section         A.         Designation, Election and Term of Office
                B.         Chairman of the Board
                C.         President
                D.         Vice Presidents
                E.         Secretary
                F.         Treasurer
                G.         Other Officers
                H.         Compensation -- Officers and Employees

ARTICLE IV  MISCELLANEOUS

Section         A.         Seal
                B.         Indemnification of Directors and Officers
                C.         Amendments

                              CODE OF REGULATIONS
                                       OF
                               HUFFY CORPORATION

                           ARTICLE I -- SHAREHOLDERS

SECTION A.  ANNUAL MEETING

     1. The annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may be specified in the notice shall be held within 120 days following the close of the Corporation's Fiscal Year.

     2. The date, hour, place and city, either within or without the State of Ohio, will be designated by the Board of Directors and will be set forth in the notice of the meeting.

     3. Either the Chairman, Vice Chairman or President shall preside at all meetings of the shareholders, depending on individual availability in that order.

SECTION B.  SPECIAL MEETINGS

     1. Special meetings of the shareholders may be called by:

        a. The Chairman of the Board, or

        b. The President, or

        c. The Vice President authorized to exercise the authority of the President, in case of the latter's absence, death, or disability, or

        d. The Board of Directors acting at a meeting, or

        e. Not less than 50% of the Directors acting without a meeting, or

        f. The shareholders holding of record 50% or more of all the shares outstanding and entitled to vote thereat.

     2. Any such request for a special meeting of shareholders shall state the purpose or purposes of the meeting.

     3. Upon request in writing delivered either in person or by registered mail to the President or the Secretary by any person or persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not more than sixty days nor less than ten days after the receipt of such request, as such officer may fix.

     4. Special meetings of the shareholders may be held at such time and place, either within or without the State of Ohio, as may be designated in the notice thereof.

SECTION C.  NOTICE OF MEETINGS

     1. Unless waived as provided by law, a written or printed notice of each annual or special meeting stating the time and place and the purpose or purposes thereof shall be directed to each shareholder of record entitled to vote thereat.

     2. Such notice shall be given by personal delivery or shall be mailed postage prepaid not more than sixty days nor less than ten days before any meeting. It shall be addressed to the shareholder at his or her address as it appears upon the records of the Corporation.

     3. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.

LANGUAGE INDICATED AS BEING SHOWN WITH AN UNDERLINE IN THE TYPESET DOCUMENT IS ENCLOSED IN ANGLE BRACKETS "<" and ">" IN THE ELECTRONIC FORMAT.

SECTION D.  PROXIES

     1. Persons entitled to vote, share or to act with respect to shares at a meeting of shareholders may be represented and vote or act thereat by proxy appointed through an instrument in writing and submitted to the Secretary at or before any shareholders' meeting.

     2. The person appointed as proxy need not be a shareholder.

     3. Notice to the Corporation, in writing or in open meeting, by the person having appointed a proxy, of the revocation of the appointment of a proxy shall not affect any vote or act previously taken or authorized at a meeting.

     <4. The electronic and telephonic solicitation, delivery and appointment of proxies is permitted in accordance with and to the extent permitted under Ohio law.>

SECTION E.  QUORUM -- ADJOURNMENT

     1. The holders of record of shares entitled to exercise not less than fifty percent (50%) of the voting power of the Corporation present in person or by proxy at any meeting of shareholders shall constitute a quorum.

     2. The holders of a majority of the voting shares present in person or by proxy at any meeting of shareholders, whether or not a quorum is present, may adjourn such meeting from time to time.

SECTION F.  FINANCIAL REPORTS

     1. The financial statement shall be presented at annual shareholders' meetings or to individual shareholders, as required by law.

     2. The financial statement shall have appended thereto a certificate, as required by law.

SECTION G.  NOTICE OF SHAREHOLDER NOMINEES

     1. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than fifty (50) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to serving as a Director if elected); and (b) as to the shareholder giving notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Corporation that informa-tion required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

SECTION H.  APPROVAL AND RATIFICATION OF ACTS OF BOARD OF DIRECTORS AND OF
            OFFICERS

     1. Except as otherwise provided by law, any contract, act, or transaction, prospective or past, of the Corporation, or of the Board of Directors, or of the Officers may be approved or ratified by the affirmative vote at a meeting of the shareholders, or by the written consent, with or without a meeting, of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation, and such approval or ratification shall be as valid and binding as though affirmatively voted for or consented to by every shareholder of the Corporation.

SECTION I.  CERTIFICATES FOR SHARES OF STOCK

     1. The interest of each shareholder of the Corporation shall be evidenced by a certificate or certificates for shares in such form as the Board of Directors may from time to time prescribe.

     2. Each certificate shall bear:

        a. A distinguishing number, and

        b. The signature of the President and Secretary, and

        c. The seal of the Corporation, and

        d. Such recitals as may be required by law.

     3. The certificates shall be issued in numerical order and a record kept for that purpose as required by law.

     4. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his or her attorney, upon surrender for cancellation of a certificate or certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agent may reasonably require.

     5. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it and alleged to have been lost, stolen, or destroyed, and the Board of Directors may, in its discretion require the owner, or his or her legal representatives, to give the Corporation a bond containing such terms as the Board of Directors may require to protect the Corporation or any person injured by the execution and delivery of a new certificate.

     6. Upon the taking of a record date of shareholders for the purposes of declaring dividends, for the purposes of determining those shareholders entitled to vote at any meeting or for any other purposes, the stock transfer books of the Corporation shall not be closed, but shall remain open for the purposes of recording the issuing, transfer or other transactions in connection with the stock of the Corporation.

LANGUAGE INDICATED AS BEING SHOWN BY STRIKEOUT IN THE TYPESET DOCUMENT IS ENCLOSED IN BRACKETS "[" and "]" IN THE ELECTRONIC FORMAT. LANGUAGE INDICATED AS BEING SHOWN WITH AN UNDERLINE IN THE TYPESET DOCUMENT IS ENCLOSED IN ANGLE BRACKETS "<" and ">" IN THE ELECTRONIC FORMAT.

                        ARTICLE II -- BOARD OF DIRECTORS

SECTION A.  POWERS OF THE BOARD

     1. Except as otherwise provided by law, all the capacity of the Corporation shall be vested in and all its authority shall be exercised by the Board of Directors.

SECTION B.  NUMBER OF DIRECTORS

     1. There shall be such number of Directors, not less than [nine]<four> nor more than fourteen as may be fixed or changed from time to time (a) by the shareholders at a meeting called for such purpose at which a quorum is present, by the affirmative votes of the holders of a majority of the shares which are present, in person or by proxy, at the meeting and entitled to vote on such proposal or (b) by the Directors at a meeting at which a quorum is present, by the affirmative vote of a majority of the Directors which are present at the meeting, or by action taken without a meeting in a writing or writings signed by all of the Directors. No reduction in the number of Directors shall of itself have the effect of shortening the term of any incumbent Director.

SECTION C.  TERM OF OFFICE, REMOVAL AND VACANCIES

     1. A Director's term of office shall be three (3) years, except that, in order to provide for rotation of members, initially or whenever necessary a Director may be elected for a shorter term. <The Board of Directors shall be divided into classes as follows: (i) if the Board of Directors has at least nine authorized members, then it shall be divided into three classes of not less than three Directors each, with the term of office of one class expiring each year, (ii) if the Board of Directors has at least six authorized members but less than nine authorized members, then it shall be divided into two classes of not less than three Directors each, with the term of office of each class expiring as determined by the Board of Directors, or (iii) if the Board of Directors has less than six authorized members, then it shall be divided into classes to the extent permitted by law. Any vacancy occurring as a result of a Director not completing his or her term shall not affect the number of classes into which the Board of Directors is divided and shall be filled in accordance with Article II, Section C, paragraph 2 below.> [The Board of Directors shall be divided into three classes of not less than three Directors each, with the term of office of one class expiring each year.] A Director shall hold office until the annual shareholders' meeting next succeeding the termination of the term for which he or she was elected and until his or her successor is elected and qualified.

     2. A vacancy or vacancies (including without limitation any vacancy or vacancies created by action of the Directors increasing the number of Directors) may be filled by a majority vote of the remaining Directors for that period of time to the next shareholders' meeting at which meeting the shareholders will elect a Director to fill the unexpired portion of any term of office.

SECTION D.  MEETINGS OF THE BOARD

     1. The regular meetings of the Board of Directors shall be held immediately after the annual meeting of the shareholders and at such other times as may be fixed by the Board of Directors, and such meetings may be held without further notice.

     2. Special meetings of the Board of Directors may be held at any time upon call of:

        a. The Chairman of the Board, or

        b. The President, or

        c. The Vice-President authorized to exercise the authority of the President in case of latter's absence, death or disability, or

        d. Two of the duly elected or appointed and qualified Directors.

Notice of the time and place of special meetings shall be served upon or telephoned to each Director at least twenty-four hours, or mailed or faxed to each Director at his or her address as shown by the books of the Corporation at least forty-eight hours, prior to the time of the meeting, which notice need not specify the purposes of the meeting. Such notice may be waived as provided by law.

     3. Meetings of the Board of Directors, whether regular or special, may be held at any place either within or without the State of Ohio.

     4. Not less than 50% of the duly elected or appointed and qualified Directors of the Corporation shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting, at which a quorum is present shall be the act of Directors.

     5. The majority of the Directors present at any meeting, whether or not a quorum is present, may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall attend.

SECTION E.  ACTION WITHOUT A MEETING

     1. Any action which may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting in a writing or writings signed by all of the Directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

SECTION F.  COMMITTEES

     1. The Board of Directors may from time to time appoint three or more Directors to constitute an Executive Committee and one or more other committees of Directors. The resolution establishing each such committee shall specify a designation by which it shall be known and shall fix its powers and authority. The Board of Directors may delegate to any such committee any of the authority of the Board of Directors, however, conferred, other than that of filling vacancies among the Directors or in any committee of the Directors.

     2. The Board of Directors may likewise appoint one or more Directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee.

     3. Each such committee shall serve at the pleasure of the Board of Directors, shall act only at the intervals between meetings of the Board of Directors, and shall be subject to the control and direction of the Board of Directors.

     4. An act or authorization of an act by any such committee within the authority delegated to it by the resolution establishing it shall be effective for all purposes as the act or authorization of the Board of Directors.

     5. In every case the affirmative vote of a majority in meeting or the consent in writing of all the members of any such committee shall be necessary for the approval of any action.

     6. Each committee shall keep written records of all meetings and actions.

SECTION G.  COMPENSATION

     1. The Board of Directors is empowered to fix the amount of and authorize the payment of compensation to the Directors and of the Executive Committee and other committees for services rendered to the Corporation and of reimbursement for traveling expenses incurred in attending meetings.

SECTION H.  FISCAL YEAR

     1. The fiscal year of the Corporation shall end on the last day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

SECTION I.  RETIREMENT OF DIRECTORS

     1. Non-Employee Directors

        a. A non-employee Director who reaches the age of seventy (70) years during his or her term of office as a Director, shall retire from the board, effective the next quarterly Directors' meeting following the date on which he or she attained the age of seventy (70) years. Thereafter such Director shall, during his or her lifetime, have the title of Director Emeritus.

     2. Employee Directors

        a. A Director, other than the President or Chairman of the Board, who is an employee of the Corporation shall retire as a Director as of the date he or she terminates his or her active employment with the Corporation and shall thereafter, during his or her lifetime, have the title of Director Emeritus.

        b. A Director who has served the Corporation as President and/or Chairman of the Board at the time of his or her retirement from active employment shall not be nominated for a term of office as Director, the election for which would be held after he or she has attained the age of seventy (70). A Director who is not re-nominated for office by virtue of this covenant shall thereafter, during his or her lifetime, have the title of Director Emeritus.

     3. If the Board of Directors shall be confronted with an unusual situation that to it seems to require relaxation of any of the foregoing rules, the Board of Directors shall have power, by resolution, to establish or re-establish the retirement age, or otherwise waive the age limitation of any Director or former Director, so as to qualify him or her to serve longer, or again, as a Director.

                            ARTICLE III -- OFFICERS

SECTION A.  DESIGNATION, ELECTION AND TERM OF OFFICE

     1. The Corporation may have a Chairman of the Board, and shall have a President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time determine.

     2. The Chairman of the Board and the President shall be Directors, but no one of the other officers need be a Director.

     3. Any two or more offices may be held by one person. However, no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by these regulations to be executed, acknowledged, or verified by two or more officers.

     4. If there be more than one Vice President, the Board of Directors may designate their seniority through the method it selects and/or the particular department or function of the Corporation over which they shall have charge.

     5. All officers of the Corporation shall be elected by the Board of Directors.

     6. Each officer shall hold office until his or her successor is chosen and qualified, unless otherwise specified by the Board of Directors.

     7. The Board of Directors may fill any vacancy in any office occurring from whatever reason.

SECTION B.  CHAIRMAN OF THE BOARD

     1. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other authority and duties as may be delegated by the Board of Directors.

SECTION C.  PRESIDENT

     1. The President shall preside at all meetings of Board of Directors, except for meetings of the Board of Directors at which the Chairman of the Board presides in accordance with the preceding Section.

     2. Subject to the direction of the Board of Directors, the President shall have the general executive supervision over the property, business, and affairs of the Corporation.

     3. The President shall have such other duties and powers as may be assigned to or invested in him or her by the Board of Directors.

SECTION D.  VICE PRESIDENTS

     1. The Vice Presidents, in the order of their seniority by designation shall perform the duties of the President in his or her absence or during his or her disability to act. The Vice Presidents shall have such other duties and powers as may be assigned to or invested in them by the Board of Directors or by the President.

SECTION E.  SECRETARY

     1. The Secretary shall issue notices of all meetings for which notices require to be given, shall keep the minutes of the meetings, shall have charge of the corporate seal and corporate record books and shall have other duties and powers as may be assigned to or invested in him or her by the Board of Directors or by the President.

SECTION F.  TREASURER

     1. The Treasurer shall have charge of all moneys and securities of the Corporation.

     2. The Treasurer shall cause to be kept adequate and correct account of the Corporation's business transactions and shall have general charge and supervision of financial reports.

     3. The Treasurer shall have such other duties and powers as may be assigned to or invested in him or her by the Board of Directors or by the President.

SECTION G.  OTHER OFFICERS

     1. Other officers of the Corporation shall have such duties and powers as may be assigned to or invested in them by the Board of Directors or by the President.

SECTION H.  COMPENSATION -- OFFICERS AND EMPLOYEES

     1. The compensation of officers and employees of the Corporation, or the method of fixing such compensation, shall be determined by or pursuant to authority conferred by the Board of Directors or any committee of the Board of Directors.

     2. Such compensation may include retirement, disability, and death benefits, and may be by way of fixed salary, or on the basis of earnings of the Corporation, or any combination thereof, or otherwise, as may be determined or authorized from time to time by the Board of Directors or any committee of the Board of Directors.

                          ARTICLE IV -- MISCELLANEOUS

SECTION A.  SEAL

     1. The seal of the Corporation shall be circular with the words "HUFFY CORPORATION" and "DAYTON, O." surrounding the word "SEAL" .

SECTION B.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     1. The Corporation shall, and hereby agrees to, indemnify any person who served or serves as a director, officer, employee or agent of the Corporation, or who served or serves at the request of the Corporation as a director, trustee, officer, employee or agent of another Corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against any and all losses, liabilities, damages, and expenses, including attorney's fees, judgments, fines, Employee Retirement Income Security Act excise taxes or penalties and amounts paid in settlement, incurred by such person, in connection with any claim, action, suit, or proceeding, including any action or suit by or in the right of the Corporation (whether threatened, pending or completed and whether civil, criminal, administrative, or investigative, including appeals), by reason of any act or omission to act as such director, trustee, officer, employee or agent, to the full extent permitted by Ohio law including, without limitation, the provisions of Section 1701.13 of the Ohio Revised Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).

      Further, unless at the time of a Director's act or omission to act that is the subject of an action, suit, or proceeding referred to in this Section B of Article IV, the Articles of Incorporation or the Code of Regulations of this Corporation state by specific reference to Section 1701.13(E)(5)(a) of the Ohio Revised Code that the provisions of Section 1701.13(E)(5)(a) do not apply to the Corporation, and unless the only liability asserted against a Director in an action, suit or proceeding referred to in this Section B of Article IV is pursuant to Section 1701.95 of the Ohio Revised Code, then all expenses, including attorney's fees, incurred by a Director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Director in which he or she agrees to do both of the following:

        a. Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his or her action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation;

        b. Reasonably cooperate with the Corporation concerning the action, suit, or proceeding.

     The indemnification authorized by this Article IV shall not be exclusive of, and shall be in addition to, any other rights granted to any person seeking indemnification under the Articles of Incorporation, this Code of Regulations or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The Corporation may purchase and maintain insurance, or furnish similar protection, including but not limited to trust funds, letters of credit or self insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under Ohio law. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

SECTION C.  AMENDMENTS

     1. This Code of Regulations may be amended or repealed only by the affirmative vote of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation, at a meeting of the shareholders held for such purpose, or without a meeting by the unanimous written consent of all of the shareholders of the Corporation.

                                     NOTES

                               HUFFY CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


[                                                                                                                                 ]


---------------------------------------------------------------------      ---------------------------------------------------------
Your Board of Directors recommends a vote    For   Withheld   For All      Your Board of Directors recommends a vote AGAINST
FOR the following:                           All      All     Except       the following:              For     Against    Abstain

1.   Election of Directors:                  [ ]      [ ]      [ ]         4. Shareholder Proposal 1.  [ ]       [ ]         [ ]
     Nominees: W. Anthony Huffman,
               Donald K. Miller,                                           ---------------------------------------------------------
               Joseph P. Viviano
                                                                           Will Attend Annual Meeting  [ ]
------------------------------------------
(Except nominees written above)                                            Please indicate number attending:
                                                                                                             ----
2.   Approval of amended and restated Code   For    Against    Abstain     Change of Address           [ ]
     of Regulations of the Corporation       [ ]      [ ]        [ ]
     to (i) permit the electronic and                                      Mark here for address and
     telephone solicitation, delivery and                                  revise pre-printed address
     appointment of proxies in accordance                                  as necessary.
     with and to the extent permitted under
     Ohio law, and (ii) permit the Board of
     Directors to establish the number of
     directors at not less than four but no
     more than fourteen.

3.   Ratification of appointment of KPMG     For    Against    Abstain
     LLP as independent public accountants   [ ]      [ ]        [ ]
     for 2000.                                                             Signature(s)                      Date:            2000
-------------------------------------------                                            ----------------------     ----------,

                                                                           Signature(s)                      Date:            2000
                                                                                       ----------------------     ----------,

                                                                           IMPORTANT: PLEASE SIGN AND RETURN PROMPTLY. Please sign
                                                                           exactly as name appears. If signing in fiduciary or
                                                                           representative capacity, please give full title as such.
                                                                           If shares are registered in more than one name, all
                                                                           holders must sign. If signature is for a corporation,
                                                                           the handwritten signature and title of an authorized
                                                                           officer is required, together with the full corporate
                                                                           name.

------------------------------------------------------------------------------------------------------------------------------------

                              FOLD AND DETACH HERE



                                HUFFY CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS



                                ADMISSION TICKET


                           April 27, 2000, 10:00 a.m.
                               Daytonian Ballroom
                                Doubletree Hotel
                             11 South Ludlow Street
                               Dayton, Ohio 45402








If you plan to attend the meeting, please check the box above and indicate the number attending on the proxy form above. Please detach this card and bring it with you to the meeting for presentation at the meeting.

PROXY

                                HUFFY CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR ANNUAL MEETING OF SHAREHOLDERS APRIL 27, 2000


The undersigned hereby appoints Don R. Graber, Linda B. Keene, and Thomas C. Sullivan, and each of them, his or her proxies, with power of substitution, to vote all shares of Common Stock of HUFFY CORPORATION, an Ohio corporation, which he or she may be entitled to vote at the Annual Meeting of Shareholders of said Corporation to be held April 27, 2000, and at any adjournment(s) thereof, on the following matters, all of which are described in the Proxy Statement, receipt of which is hereby acknowledged:

                         ELECTION OF DIRECTORS, NOMINEES
                           (For a term of three years)
                               W. Anthony Huffman
                                Donald K. Miller
                                Joseph P. Viviano

This proxy will be voted as directed. If no choice is specified, this proxy will be voted (a) FOR the nominated directors, (B) FOR the approval of the amended and restated Code of Regulations of the Corporation, (C) FOR the appointment of the auditors, and (D) AGAINST the shareholder proposal. Except for the matters listed on the reverse side of this card, the board of directors at present knows of no business other than of a routine nature to be brought before the meeting. If any other business is brought before the meeting, this proxy will be voted according to the appointed proxies discretion and best judgment. If cumulative voting is elected for the election of directors, votes cast pursuant to this proxy will be distributed among the above nominees at the discretion of said
proxies.   [see reverse side]


             -----------------------------------------------------
                                     [MAP]


                                     Key
                                     *DOUBLETREE
                                     1.  The Dayton Art Institute
                                     2.  Victoria Threatre
                                     3.  Convention Center
                                     4.  University of Dayton
             -----------------------------------------------------

     DIRECTIONS TO DOUBLETREE HOTEL
     - Take the Third Street Exit 53A off
       of I-75 (northbound or southbound).
     - Turn right onto Ludlow Street.
     - The parking garage is on the right.